                                                                Exhibit 12

This document is important and requires your immediate attention. If you are in doubt as to how to respond to the Offer, you should consult with your investment dealer, stockbroker, bank manager, lawyer, tax advisor or other professional advisor.

                                  SIMWARE INC.

                              DIRECTORS' CIRCULAR

                        RELATING TO AN OFFER TO PURCHASE
                      ALL OF THE OUTSTANDING COMMON SHARES

                                       OF
                                  SIMWARE INC.

                                       AT

                           U.S. $3.75 CASH PER SHARE

                                       BY

                               NETMANAGE BID CO.,
                          A WHOLLY-OWNED SUBSIDIARY OF
                   PRESTON DELAWARE ACQUISITION CORPORATION,
                          A WHOLLY-OWNED SUBSIDIARY OF
                                NETMANAGE, INC.

 THE OFFER EXPIRES AT 12:00 MIDNIGHT (NEW YORK CITY TIME) ON OCTOBER 29, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                           DIRECTORS' RECOMMENDATION

                     THE BOARD OF DIRECTORS OF SIMWARE INC.
                  UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF
                         SIMWARE INC. ACCEPT THE OFFER.

The attached Schedule 14D-9 in the form required by and filed with the U.S. Securities and Exchange Commission in connection with the Offer includes all of the information required by applicable Canadian securities laws to be set out in a Directors' Circular and is hereby incorporated by reference in its entirety.

                                October 1, 1999